   As filed with the Securities and Exchange Commission on November 27, 2000
                                                              File No. 333-04202

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       To
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             U. S. CAN CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                Delaware                                 06-1094196
      (State or Other Jurisdiction          (I.R.S. Employer Identification No.)
    of Incorporation or Organization)

           900 Commerce Drive
           Oak Brook, Illinois                              60523
(Address of Principal Executive Offices)                 (Zip Code)



                             U. S. CAN CORPORATION
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)





                                 Steven K. Sims
                 Vice President, General Counsel and Secretary
                              U.S. Can Corporation
                               900 Commerce Drive
                           Oak Brook, Illinois 60523
                    (Name and Address of Agent For Service)

                                 (630) 571-2500
         (Telephone Number, Including Area Code, of Agent For Service)

                             ----------------------






================================================================================

                               Page 1 of 3 pages.

                                EXPLANATORY NOTE


        The Registrant previously registered 166,667 shares of its common stock, $0.01 par value per share ("Common Stock"), on Form S-8 (File No. 333-04202) which was filed with the Securities and Exchange Commission on April 29, 1996. This Post-Effective Amendment No. 1 is being filed to remove from registration all shares of Common Stock of U.S. Can Corporation ("U.S. Can") which remain unsold at the termination of the offering of such shares under the 1996 Employee Stock Purchase Plan of U.S. Can Corporation. Such offering has been terminated in connection with a recapitalization of U.S. Can, whereby U.S. Can has merged with Pac Packaging Acquisition Corporation, with U.S. Can surviving the merger as a privately-held corporation.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, State of Illinois, on this 21st day of November, 2000.

                                      U.S. CAN CORPORATION

                                      By:  /s/ PAUL W. JONES
                                          --------------------------------------
                                          Paul W. Jones, President,
                                          Chief Executive Officer and Chairman


           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on this 21st day of November, 2000.


          Signature                                  Title
          ---------                                  -----


      /s/ PAUL W. JONES
-----------------------------
        Paul W. Jones          President, Chief Executive Officer and Chairman



     /s/ JOHN L. WORKMAN
-----------------------------  Executive Vice President, Chief Financial Officer
       John L. Workman         and Director



     /s/ JOHN R. MCGOWAN
-----------------------------
       John R. McGowan         Vice President and Controller



     /s/ CARL FERENBACH
-----------------------------
       Carl Ferenbach          Director



     /s/ RICHARD K. LUBIN
-----------------------------
       Richard K. Lubin        Director



      /s/ RICARDO POMA
-----------------------------
        Ricardo Poma           Director



    /s/ FRANCISCO A. SOLER
-----------------------------
      Francisco A. Soler       Director



     /s/ LOUIS B. SUSMAN
-----------------------------
       Louis B. Susman         Director